EXHIBIT (11)

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS):

    (A) Computation of the weighted average number of shares of common stock outstanding for the years ended September 30, 1998, 1997 and 1996:

                                                                             WEIGHTED
                             SHARES OF    NUMBER OF DAYS    NUMBER OF     NUMBER OF SHARES
                           COMMON STOCK    OUTSTANDING      SHARE DAYS      OUTSTANDING
                           ------------   --------------  --------------  ----------------
1998
----
October 1 - September 30     6,646,677         365         2,426,037,057
Treasury Stock Purchases    (   12,421)      Various      (    1,854,115)
Shares Issued                  226,996       Various          44,592,437
                            ----------                     -------------
                             6,861,252                     2,468,775,379      6,763,768
                            ==========                     =============      =========


1997
----
October 1 - September 30     6,658,487         365         2,430,347,718
Treasury Stock Purchases    (   50,500)      Various      (   15,179,575)
Shares Issued                   38,690       Various           9,134,740
                             ---------                     -------------
                             6,646,677                     2,424,302,883      6,641,926
                             =========                     =============      =========


1996
----
October 1 - September 30     6,345,465         366         2,322,440,346
Treasury Stock Purchases    (   94,075)      Various      (    8,164,523)
Shares Issued                  407,097       Various          68,185,760
                             ---------                     -------------
                             6,658,487                     2,382,461,583      6,509,458
                             =========                     =============      =========



















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
  (B)  Computation of Earnings (Loss) Per Share:

       Computation of earnings (loss) per share is net earnings divided by the weighted average number of shares of common stock outstanding for the years ended September 30,

                                             1998          1997         1996
                                          ----------    ----------   ----------
Basic:
 Weighted average number of shares
  of common stock outstanding              6,763,768     6,641,926    6,509,458
                                          ----------    ----------   ----------
 Earnings (loss) before extraordinary
  item and cumulative effect of
  accounting change                      ($  127,640)  ($4,575,925)  $2,971,044
 Extraordinary item-loss from debt
  extinguishment                             244,315             0            0
 Cumulative effect of accounting
  change                                           0   ( 1,468,140)           0
                                          ----------    ----------   ----------
 Net earnings (loss)                     ($  371,955)  ($6,044,065)  $2,971,044
                                          ----------    ----------   ----------
 Earnings (loss) per share before
  extraordinary item and cumulative
  effect of accounting change            ($     0.02)  ($     0.69)  $     0.46
 Loss per share from extraordinary
  item                                   (      0.03)         0.00         0.00
 Loss per share from cumulative
  effect of accounting change                   0.00   (      0.22)        0.00
                                          ----------    ----------   ----------
 Net earnings (loss) per share           ($     0.05)  ($     0.91)  $     0.46
                                          ==========    ==========   ==========
Assumuming dilution:
 Weighted average number of shares
  of common stock outstanding              6,763,768     6,641,926    6,509,458
 Net effect of dilutive stock
  options-not included if the
  effect was antidilutive                          0             0      250,038
                                          ----------    ----------   ----------
 Total                                     6,763,768     6,641,926    6,759,496
                                          ----------    ----------   ----------
 Earnings (loss) before extraordinary
  item and cumulative effect of
  accounting change                      ($  127,640)  ($4,575,925)  $2,971,044
 Extraordinary item-loss from debt
  extinguishment                             244,315             0            0
 Cumulative effect of accounting
  change                                           0   ( 1,468,140)           0
                                          ----------    ----------   ----------
 Net earnings (loss)                     ($  371,955)  ($6,044,065)  $2,971,044
                                          ----------    ----------   ----------
 Earnings (loss) per share before
  extraordinary item and cumulative
  effect of accounting change            ($     0.02)  ($     0.69)  $     0.44
 Loss per share from extraordinary
  item                                   (      0.03)         0.00         0.00
 Loss per share from cumulative
  effect of accounting change                   0.00   (      0.22)        0.00
                                          ----------    ----------   ----------
 Net earnings (loss) per share           ($     0.05)  ($     0.91)  $     0.44
                                          ==========    ==========   ==========


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